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                                                Filed Pursuant to Rule 424(b)(3)
                                                  Reg. No. 333-89507


                     PROFUTURES LONG/SHORT GROWTH FUND, L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                         JANUARY 31, 2000 SUPPLEMENT TO
                       PROSPECTUS DATED NOVEMBER 17, 1999


         This Supplement updates certain information in the Prospectus of ProFutures Long/Short Growth Fund, L.P. (the "Fund"), dated November 17, 1999 (the "Prospectus"). Hampton Investors Inc. ("Hampton Investors"), the trading advisor to the Fund, has formed a new corporation called Hampton Capital Management, Inc. ("Hampton Capital") to manage all of its futures trading accounts. The Fund permitted Hampton Investors to assign the Fund's Advisory Contract to Hampton Capital. Hampton Capital has the same principals and ownership as Hampton Investors, and will employ the Leverage 3 trading program on behalf of the Fund, as described in the Prospectus. References in the Prospectus, and exhibits thereto, to Hampton Investors should be read to refer to Hampton Capital.

         All information in the Prospectus is hereby restated, except as supplemented hereby.


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